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                                                                  EXHIBIT 10.50
                                                                  5/14/97 TCOMA
                             AMENDMENT TO AGREEMENT

                  This Amendment to Agreement is made as of the 1st day of March, 1999, and amends the Non-Qualified Stock Option and Stock Appreciation Rights Agreement, dated as of May 14, 1997 (the "Agreement"), pertaining to shares of TCI Group Series A Common Stock ("TCOMA") by and between Tele-Communications, Inc. a Delaware corporation (the "Company") and the person to whom such options were granted as provided in the Agreement (the "Grantee"). All terms used in this Amendment shall have the meanings set forth in the Agreement except where specifically set forth herein.

                  This Amendment is made pursuant to paragraph 15(a) of the Agreement which permits the Agreement to be amended to add to the agreements of the Company for the benefit of the Grantee, provided that such amendment shall not adversely affect the rights of the Grantee with respect to the Award evidenced by the Agreement. It has been determined by the Committee that this Amendment does not adversely affect the rights of the Grantee with respect to the Award evidenced by the Agreement.

                  Pursuant to the Plan, the Compensation Committee of the Board has determined that, pursuant to paragraph 15a(ii) of the Agreement:

                  1. Paragraph 4 of the Agreement shall be amended by deleting the last full paragraph therein in its entirety and deleting the last sentence of Paragraph 4(a) and replacing such sentence with the following language:

                  Notwithstanding the foregoing, all TCOMA Option Shares shall become available for purchase if Grantee's employment with the Company and its Subsidiaries (i) shall terminate by reason of (x) termination by the Company without cause (as defined in Section 11.2(b) of the Plan), (y) termination by Grantee for good reason (as defined herein) or (z) Disability, (ii) shall terminate pursuant to provisions of a written employment agreement, if any, between the Grantee and the Company which expressly permit the Grantee to terminate such employment upon the occurrence of specified events (other than the giving of notice and passage of time), or
                  (iii) if Grantee dies while employed by the Company or a Subsidiary.

                  2. Paragraph 8 of the Agreement shall be amended to read in its entirety as follows:

                           8. EARLY TERMINATION OF OPTION AND TANDEM SARS.
                  Unless otherwise determined by the Committee in its sole discretion, the TCOMA Option and TCOMA Tandem SARs shall terminate, prior to the expiration of the TCOMA Option Term, at the time specified below:

                           (a) If Grantee's employment with the Company and its
                  Subsidiaries terminates (i) other than (x) by the Company for "cause" (as defined in Section 11.2(b) of the Plan), (y) by the Grantee with "good reason" (as defined herein) or (z) by the Company without cause,






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                  and (ii) other than (x) by reason of death or Disability, (y)
                  with the written consent of the Company or the applicable Subsidiary or (z) without such consent if such termination is pursuant to provisions of a written employment agreement, if any, between the Grantee and the Company which expressly permit the Grantee to terminate such employment upon the occurrence of specified events (other than the giving of notice and passage of time), then the TCOMA Option and all TCOMA Tandem SARs shall terminate at the Close of Business on the first business day following the expiration of the 90-day period which began on the date of termination of Grantee's employment;

                           (b) If Grantee dies while employed by the Company or
                  a Subsidiary, or prior to the expiration of a period of time following termination of Grantee's employment during which the TCOMA Option and TCOMA Tandem SARs remain exercisable as provided in paragraph (a), the TCOMA Option and all TCOMA Tandem SARs shall terminate at the Close of Business on the first business day following the expiration of the one-year period which began on the date of death;

                           (c) If Grantee's employment with the Company and its
                  Subsidiaries terminates by reason of Disability, then the TCOMA Option and all TCOMA Tandem SARs shall terminate at the Close of Business on the first business day following the expiration of the one-year period which began on the date of termination of Grantee's employment;

                           (d) If Grantee's employment with the Company and its
                  Subsidiaries is terminated by the Company for "cause" (as defined in Section 11.2(b) of the Plan), then the TCOMA Option and all TCOMA Tandem SARs shall terminate immediately upon such termination of Grantee's employment; or

                           (e) If Grantee's employment (i) is terminated by
                  Grantee (x) with "good reason" (as defined herein), (y) with the written consent of the Company or the applicable Subsidiary or (z) pursuant to provisions of a written employment agreement, if any, between the Grantee and the Company which expressly permit the Grantee to terminate such employment upon the occurrence of specified events (other than the giving of notice and passage of time), or (ii) by the Company without "cause" (as defined in Section 11.2(b) of the Plan), then the TCOMA Option Term shall terminate early only as provided for in paragraph 8(b) above or 12(b) below.

                                    In any event in which the TCOMA Option and
                  TCOMA Tandem SARs remain exercisable for a period of time following the date of termination of Grantee's employment as provided above, the TCOMA Option and TCOMA Tandem SARs may be exercised during such period of time only to the extent the same were exercisable as provided in paragraph 4 above on such date of termination of Grantee's employment. A change of employment is not a termination of employment within the meaning of this paragraph 8 provided that, after giving effect to such change, the Grantee continues to be an employee of the Company or any Subsidiary. Notwithstanding any period of time referenced in this paragraph 8 or any other provision of this paragraph that may be construed to the contrary, the TCOMA Option and all TCOMA Tandem SARs shall in any event terminate upon the expiration of the Option Term.


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                                    "Good reason" for purposes of the Agreement
                  shall be deemed to have occurred upon the happening of any of the following:

                           (i) any reduction in Grantee's annual rate of salary;

                           (ii) either (x) a failure of the Company to continue
                  in effect any employee benefit plan in which Grantee was participating or (y) the taking of any action by the Company that would adversely affect Grantee's participation in, or materially reduce Grantee's benefits under, any such employee benefit plan, unless such failure or such taking of any action, adversely affects the senior members of the corporate management of the Company generally;

                           (iii) the assignment to Grantee of duties and
                  responsibilities that are materially more oppressive or onerous than those attendant to Grantee's position immediately after the date hereof;

                           (iv) the relocation of the office location as
                  assigned to Grantee by the Company to a location more than 20 miles from Grantee's then current location without Grantee's consent; or

                           (v) the failure of the Company to obtain, prior to
                  the time of any reorganization, merger, consolidation, disposition of all or substantially all of the assets of the Company or similar transaction effective after the date hereof, in which the Company is not the surviving person, the unconditional assumption in writing or by operation of law of the Company's obligations to Grantee under this Agreement by each direct successor to the Company in any such transaction.

                  All other terms of the Agreement shall remain the same.

                                          TELE-COMMUNICATIONS, INC.



                                          By:
                                             ----------------------------------
                                               Stephen M. Brett
                                               Executive Vice President,
                                               Secretary and General Counsel